PETERSEN & FEFER
   5616 San Felipe                 Attorneys at Law       Chateau de Barbereche
      Suite 200                                            CH-1783 Barbereche
 Houston, Texas 77056                                         Switzerland
Telephone 281.440.6600                 E-mail          Telephone 41.26.684.05.00
Facsimile 713.627.0927             jlp@ipo-law.com     Facsimile 41.26.684.05.05


Yifan Communications, Inc.
41-60 Main Street, Suite 210
Flushing, Queens, New York 11355

Attention: Chairman of the Board

       We have acted as counsel for Yifan communications Inc., a Delaware corporation formerly known as Smart Games Interactive, Inc. (the "Company"), in connection with the proposed issuance by the Company of an aggregate of 2,040,000 shares of the Company's Common Stock, $.008 par value ("Common Stock") pursuant to the Company's Amended Year 2000 Incentive Stock Plan, the Non-employee Directors' Stock Option Plan and the Contractual Compensatory Stock Grants (collectively, the "Plans").

       In connection therewith, we have examined, among other things, the Certificate of Incorporation, as amended, and By-laws of the Company, the corporate proceedings with respect to such issuances the Plans and the Registration Statement on Form S-8 (No. 33-_________) filed by the Company on September, 25, 2000 (the "Registration Statement") with the Securities and Exchange Commission for the registration, under the Securities Act of 1933, as amended, of the Common Stock. I am rendering this opinion as of the time the Registration Statement becomes effective.

       Based on our review, we are of the opinion that:

       1. The Company is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware.

       2. The Company is entitled to use Form S-8 to register the shares of Common Stock issuable under the Plans because each of the grantees has performed bona fide services for the Company and none of the Grants constitutes compensation for services rendered in connection with the offer or sale of securities in a capital-raising transaction.

       3. The 2,040,000 shares of Common Stock of the Company issued by the Company to the grantees pursuant to the Plans, have been duly authorized for issuance, and, subject to compliance with any applicable Blue Sky laws, upon the issuance and delivery thereof in accordance with the provisions of the Plans and as set forth in the Registration Statement and upon issuance will be duly authorized, validly issued, fully paid and nonassessable.

       We hereby consent to the filing, as an exhibit to the Registration Statement, of this opinion.

                                                    Very truly yours,
                                                    Petersen & Fefer
                                                    By: /s/ John L. Petersen
                                                    John L. Petersen
                                                    Attorney at Law